UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009 (October 26, 2009)

EMBASSY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-1449794	26-3339011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Gateway Drive, Suite 100 Bethlehem, PA	18017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant tor Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 26, 2009, Embassy Bank for the Lehigh Valley (the “Bank”), the primary operating subsidiary of Embassy Bancorp, Inc. (the “Company”), executed a lease agreement with Polaris Lower Naz Development, LLC (the “Landlord”) for a stand-alone branch office to be located within a shopping center to be constructed at the intersection of Corriere Road and Route 248 in Lower Nazareth Township, Pennsylvania (the “Lease”).

The Lease provides for an initial term of nine (9) years, and grants the Bank one (1) option to renew for a term of six (6) years, followed by two (2) successive options to renew for a term of five (5) years each, and an additional option to renew for a period of four (4) years and eleven (11) months, at an initial annual rental amount of $165,420.00.  The rental amount increases at the rate of two and one-half percent (2-1/2%) per year.

As previously disclosed pursuant to a Current Report on Form 8-K filed by the Company on March 19, 2009, the Bank had previously entered into a ground lease for this property (the “Ground Lease”) with Joseph I Limited Partnership, fee owner of the property (the “Ground Lessor”).  Contemporaneous with the execution of the Lease, the Ground Lease was assigned by the Bank to the Landlord, with the consent of the Ground Lessor, pursuant to an Assignment, Assumption and Modification of Ground Lease dated October 26, 2009 (the “Assignment”).

Pursuant to the terms of the Lease, the Landlord is responsible for completing construction of the branch on the premises.  The Bank will continue to make all payments pursuant to the Ground Lease to the Ground Lessor until the building improvements are completed, at which time the Bank will begin making lease payments to the Landlord in accordance with terms of the Lease, and the Landlord will assume responsibility for making lease payments to the Ground Lessor under the Ground Lease.

Pursuant to the terms of the Assignment, the Bank has not been released from its obligations under the Ground Lease, including its lease payment obligations; however, the Assignment does provide for the Bank’s release in the event that the Bank elects not to renew the Lease.

The Bank anticipates commencing operations at the branch during the first quarter of 2010.

The foregoing description of the Lease and the Assignment is qualified in its entirety by reference to the actual Lease and Assignment to be filed as exhibits to Embassy Bancorp, Inc.’s Form  10-Q for the quarter ended September 30, 2009, which exhibits are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBASSY BANCORP, INC.

Date: October 30, 2009	By:	/s / Judith A. Hunsicker

	Name:	Judith A. Hunsicker
	Title:	Senior Executive Vice President,
Chief Operating and Financial Officer